Exhibit 99.1

HORIZON PLASTICS INTERNATIONAL INC.

COMBINED FINANCIAL STATEMENTS

(Expressed in Canadian Dollars)

AUGUST 31, 2017

HORIZON PLASTICS INTERNATIONAL INC.
COMBINED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
AUGUST 31, 2017

INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Horizon Plastics International Inc.

We have audited the accompanying combined financial statements of Horizon Plastics International Inc. and related companies, which comprise the combined balance sheets as at August 31, 2017 and August 31, 2016 and the combined statements of earnings, retained earnings and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Combined Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with Canadian accounting standards for private enterprises, and for such internal control as management determines is necessary to enable the preparation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the combined financial statements present fairly, in all material respects, the financial position of Horizon Plastics International Inc. and related companies as at August 31, 2017 and August 31, 2016, and their results of their operations and its cash flows for the years then ended in accordance with Canadian accounting standards for private enterprises.

/s/ Crowe Soberman LLP

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Canada
March 28, 2018

HORIZON PLASTICS INTERNATIONAL INC.
COMBINED BALANCE SHEETS
(Expressed in Canadian Dollars)

At August 31	2017	2016
ASSETS		(Restated, See Note 13)

Current
Cash	$2,888,862	$730,762
Derivative contracts (Note 2)	757,043	—
Accounts receivable (net of allowance of $Nil, 2016 - $19,686)	9,411,914	6,347,595
Government remittances receivable	2,868,045	1,357,871
Inventories (Note 3)	6,565,770	5,876,537
Prepaid expenses and sundry	529,653	994,260
Income taxes recoverable	48,124	416,911
	23,069,411	15,723,936

Due from related parties (Note 4)	2,415,282	1,218,872
Property, plant and equipment (Note 5)	13,482,939	12,642,666
Future income taxes (Note 6)	2,145,799	—
	41,113,431	29,585,474

LIABILITIES

Current
Bank loan (Note 7)	8,400,000	3,000,000
Accounts payable and accrued charges	6,030,440	6,125,956
Current portion of long term debt (Note 8)	904,478	762,354
Deferred revenue	40,534	—
Current portion of future income taxes	10,000	135,700
Derivative contracts (Note 2)	—	937,359
	15,385,452	10,961,369

Long-term debt (Note 8)	3,177,271	82,923
Due to related parties (Note 4)	18,799,834	1,572,989
Future income taxes (Note 6)	—	1,702,360
	37,362,557	14,319,641
Commitments and contingencies (Note 11)
SHAREHOLDERS' EQUITY
Capital stock (Note 9)	212	212
Foreign currency translation adjustment	(3,103)	(88,429)
Retained earnings	3,753,765	15,354,050
	3,750,874	15,265,833
	$41,113,431	$29,585,474
The accompanying notes are an integral part of the financial statements

HORIZON PLASTICS INTERNATIONAL INC.
COMBINED STATEMENTS OF RETAINED EARNINGS
(Expressed in Canadian Dollars)

Year ended August 31	2017	2016
		(Restated, See Note 13)
Balance, beginning of year
As previously stated	$14,618,911	$11,437,366
Accounting adjustment (Note 13)	735,139	(2,311,642)

As restated	15,354,050	9,125,724
Net earnings	5,978,321	6,228,326
	21,332,371	15,354,050
Capital dividend paid	(17,578,606)	—
Balance, end of year	$3,753,765	$15,354,050
The accompanying notes are an integral part of the financial statements

HORIZON PLASTICS INTERNATIONAL INC.
COMBINED STATEMENTS OF EARNINGS
(Expressed in Canadian Dollars)

Year ended August 31	2017	2016
		(Restated, See Note 13)

Revenue	$77,295,336	$61,513,361
Cost of sales (Schedule)	62,210,438	48,881,622
Gross Profit	15,084,898	12,631,739

Expenses
Administration (Schedule)	8,050,314	4,817,656
Selling (Schedule)	569,125	742,352
Interest on long-term debt	124,184	63,551
	8,743,623	5,623,559

Earnings from operations	6,341,275	7,008,180

Other income
Foreign exchange gain	1,694,402	588,297
Government assistance	304,959	951,394
Gain on sale of property, plant and equipment	41,035	—
	2,040,396	1,539,691

Earnings before income taxes	8,381,671	8,547,871

Provision for (recovery of) income taxes
Current	6,377,209	1,904,271
Future	(3,973,859)	415,274
	2,403,350	2,319,545

Net Earnings	$5,978,321	$6,228,326
The accompanying notes are an integral part of the financial statements

HORIZON PLASTICS INTERNATIONAL INC.
COMBINED STATEMENTS OF CASH FLOWS
(Expressed in Canadian Dollars)

Year ended August 31	2017	2016
		(Restated, See Note 13)
SOURCES (USES) OF CASH
Operating activities
Net earnings	$5,978,321	$6,228,326
Items not involving cash
Amortization	1,463,754	1,081,173
Future income taxes	(3,973,859)	415,274
Gain on sale of property, plant and equipment	(41,035)	—
Unrealized gain on derivative contracts	(1,694,402)	(588,297)
	1,732,779	7,136,476

Changes in non-cash working capital items
Accounts receivable	(3,064,319)	537,947
Government remittances receivable	(1,510,175)	(963,490)
Inventories	(689,233)	(978,453)
Prepaid expenses and sundry	464,607	(550,316)
Income taxes recoverable	368,787	970,403
Accounts payable and accrued charges	(95,516)	1,066,211
Deferred revenue	40,534	(125,845)
Cash provided by (used in) operating activities	(2,752,536)	7,092,933

Investing activities
Purchase of property, plant and equipment	(2,262,991)	(3,235,712)
Cash used in investing activities	(2,262,991)	(3,235,712)

Financing activities
Bank loan	5,400,000	2,400,000
Long-term debt	3,236,472	(990,196)
Advances to related parties	(1,196,410)	—
Repayment of advances to related parties	(351,761)	(4,089,890)
Cash provided by (used in) financing activities	7,088,301	(2,680,086)

Foreign currency translation	85,326	5,208
Net increase in cash	2,158,100	1,182,343
Cash (bank indebtedness), beginning of year	730,762	(451,581)
Cash, end of year	$2,888,862	$730,762
Other cash flow information:
Capital dividend paid by promissory note	$17,578,606	$—

The accompanying notes are an integral part of the financial statements

HORIZON PLASTICS INTERNATIONAL INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
August 31, 2017

1.	Summary of significant accounting policies

These financial statements are prepared in accordance with Canadian accounting standards for private enterprises and the significant accounting policies are described below.

Basis of combination
The combined financial statements include the accounts of Horizon Plastics International Inc. ('HPI"), Horizon Plastics De Mexico, SA de CV (“HPM”), 2551024 Ontario Inc. and 1541689 Ontario Inc., entities which are controlled by related persons and under common management (collectively known as the “Company”). Effective January 1, 2017, HPI amalgamated with its inactive wholly‑owned subsidiary, 2551023 Ontario Inc., to continue operations as HPI. These combined financial statements are prepared using similar principles to those used in preparing consolidated financial statements under Canadian accounting standards for private enterprises. Accordingly, all inter‑company balances and transactions are eliminated upon combination.

Revenue recognition
Revenue is recognized at the time goods are shipped, title passes, or services are supplied to customers. Provision is made for expected collection losses based on the Company's past experience. Deferred revenue arises when a customer supplies a deposit to the Company to produce a mould and is recorded net of associated costs. This revenue is brought into income on a percentage of completion basis.

Bill‑and‑hold arrangements

The Company recognizes revenue on bill‑and‑hold arrangements with customers upon the transfer of control of the goods to the customers and where the following criteria have been met:

*	Customer has requested the arrangement

*	The goods have been identified separately as belonging to the customer

*	The goods are currently ready for physical transfer to the customer

*	The Company does not have the ability to use the product or direct it to another customer

Change in accounting policy

Effective fiscal 2017, the Company changed its revenue recognition policy from completed contract to percentage of completion method on its mould revenue. Management believes that this policy provides reliable and more relevant information as the performance of various acts under the contract are individually identifiable. The change in accounting policy was adopted on a retroactive with no material change to prior period.

HORIZON PLASTICS INTERNATIONAL INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
August 31, 2017

1.	Summary of significant accounting policies (continued)

Inventories

Cost of inventories include material, labour and a portion of indirect overheads. Raw materials and packaging inventories are valued at lower of cost and net realizable value with cost being determined on a last invoice basis. Finished goods inventories are valued at lower of cost and net realizable value.

Property, plant and equipment

Property, plant and equipment are recorded at cost. The Company provides for amortization using the following methods at rates designed to amortize the cost of the property, plant and equipment over their estimated useful lives. The annual amortization rates and methods are as follows:

Machinery and equipment    ‑    15 years straight line
Furniture and fixtures        ‑    10 years straight line
Computer equipment        ‑    3 years straight line
Computer software        ‑    10 years straight line
Tooling equipment        ‑    10 years straight line
Leasehold improvements    ‑    20 years straight‑line (term of lease)

The Company regularly reviews its property, plant and equipment assets to eliminate obsolete items. Gains and losses on disposal of property, plant and equipment are reflected in operations in year of disposal.

Government assistance (ITC)

The Company claims government assistance in the form of investment tax credits as a result of incurring research and experimental development expenditures. Investment tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining the amount eligible for the investment tax credit claim. It is possible that the allowed amount of the investment tax credit claim could be materially different from the recorded amount upon assessment by Canada Revenue Agency. Government assistance is recorded under other income.

Pension plan

HPI participates in The Pension Plan for Horizon Plastics International Inc., which is a defined contribution registered Pension Plan where pension benefits for retired participants are recorded when paid. Since the Plan is a money purchase plan, no unfunded liability exists and accordingly, no actuarial valuation has been performed. Contributions by HPI to the Pension Plan are included in direct labour, and employee benefits - administration expenses.

HORIZON PLASTICS INTERNATIONAL INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
August 31, 2017

1.	Summary of significant accounting policies (continued)

Income taxes

The Company follows the asset and liability method of accounting for future income taxes. Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate future income tax liabilities or assets. Future income tax liabilities or assets are calculated using substantively enacted tax rates anticipated to apply in the periods that the temporary differences are expected to reverse.

Future income tax assets are recorded to recognize tax benefits only to the extent that, based on available evidence, it is more likely than not that they will be realized. An asset for future income taxes arises with respect to non‑capital losses carried forward and scientific research and experimental development expenditures claimed for income tax purposes.

Future income tax liabilities arise to the extent by which capital cost allowance and other tax deductions deducted for income tax purposes exceed amortization recorded.

The carrying amount of future tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Change in accounting policy

Effective fiscal 2017, 1541689 Ontario Inc. changed its accounting policy from the taxes payable method to the asset and liability method of accounting for future income taxes. The change in accounting policy was adopted on a retroactive basis with a prior period adjustment for the future income tax asset or liability recognized due to the temporary differences arising from the difference between the tax basis and carrying value of the assets and liabilities on the balance sheet (See Note 13).

Foreign currency translation

Assets and liabilities denominated in currencies other than Canadian dollars are translated into Canadian dollars at rate of exchange in effect at balance sheet date. Gains and losses resulting from translation of assets and liabilities are reflected in net income in the period incurred. Revenue and expense accounts are translated at average rates of exchange prevailing during the period.

Assets and liabilities of foreign operations are translated at exchange rates prevailing at the balance sheet date.  The revenues and expenses are translated at average exchange rates prevailing during the year.  Cumulative gains and losses on translation are deferred and included as a separate component of shareholders' equity.

Financial instruments

The Company's financial instruments consist of cash, derivative contracts, accounts receivable, accounts payable, bank loan, long‑term debt and due from/to related parties.

HORIZON PLASTICS INTERNATIONAL INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
August 31, 2017

1.    Summary of significant accounting policies (continued)

Financial instrument classification

All financial instruments are initially measured at fair value and subsequently according to the following measurement methods.

Financial instruments	Subsequent measurement
Accounts receivable	Amortized cost using the effective interest method
Derivative contracts	Fair value
Bank loan	Amortized cost using the effective interest method
Long term debt	Amortized cost using the effective interest method
Accounts payable	Amortized cost using the effective interest method
Due from/to related parties	Amortized cost using the effective interest method

Derivative financial instruments

Derivative financial instruments are utilized by the Company in management of its foreign currency exposures. The company's policy is not to utilize derivative financial instruments for trading or speculative purposes.

All of the derivative contracts that HPI is currently entered into do not meet the criteria for hedge accounting. Therefore the total value of all outstanding contracts have been recorded at fair value with gains and losses recognized in income for the period. The fair values of the derivative contracts were determined by the use of a quote from a derivatives dealer, TD Bank, who is the issuer of the derivative financial instruments.

Measurement uncertainty

The preparation of financial statements in conformity with Canadian accounting standards for private enterprises requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

2.	Derivative contracts

HPI uses foreign exchange option contracts to manage portions of its forecasted revenue and expenditures denominated in foreign currencies. As a matter of policy, the Company does not enter into speculative hedge contracts or use other derivative financial instruments. These activities serve to minimize, but not eliminate, the risk from fluctuations in the exchange rate between the foreign currencies and the Canadian dollar.

As at August 31, 2017, the Company had outstanding forward contracts representing aggregate call and put options of USD $18,400,000 ranging from $1.219 to $1.410 and maturing throughout the period ending April 16, 2020.

HORIZON PLASTICS INTERNATIONAL INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
August 31, 2017

3.	Inventories

	2017	2016
Raw materials and packaging	$3,443,774	$3,313,247
Finished goods	3,121,996	2,563,290
	$6,565,770	$5,876,537

4.	Due from/to related parties and related party transactions

The balances due from/ to related parties are unsecured, non‑interest bearing with no specific terms of repayment. All of the below entities are related by common ownership, majority ownership and/or controlled by related persons.

(a) Due from related parties
	2017	2016
Due from 157130 Ontario Limited	$1,218,888	$62,163
Due from 1909827 Ontario Inc.	642,500	642,500
Due from Lumin Solar Inc.	510,391	510,391
Due from Main Access LLC	39,685	—
Due from Horizon Plastics Inc.	3,818	3,818
	$2,415,282	$1,218,872

Since the Company does not expect settlement of these amounts during the next fiscal year, these amounts have been classified as non‑current assets in the accompanying financial statements.

(b) Due to related parties
	2017	2016
Due to 1909826 Ontario Inc. (i)	$18,799,207	$1,112,753
Due to related individual	627	627
Due to Main Access LLC	$—	$459,609
	$18,799,834	$1,572,989

(i) Balance includes a non‑interest bearing promissory note in the amount of $17,578,606, due on demand.

Since the related parties have indicated that it is not their intention to request payment during the next fiscal year, these amounts have been classified as a non‑current liability in the accompanying financial statements.

HORIZON PLASTICS INTERNATIONAL INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
August 31, 2017

4.	Due from/to related parties and related party transactions (continued)

(c) Related party transactions

All related party transactions are recorded at their exchange value and are in the normal course of business.

HPI trades with Main Access, LLC, a U.S. company controlled by related persons. The amount of sales to this customer during the year was USD $3,744,782 (2016 ‑ USD $2,345,564) and an administration fee of $Nil (2016 ‑ USD $48,800) was levied by the company. At August 31, 2017, trade account balances owing from the company amounted to USD $624,465 (2016 ‑ USD $391,085).

5.	Property, plant and equipment

	Cost	Accumulated Amortization	2017 Net Book value
Machinery and equipment	$24,325,325	$(14,652,799)	$9,672,526
Furniture and fixtures	27,900	(1,683)	26,217
Computer equipment	168,095	(143,476)	24,619
Computer software	643,844	(130,222)	513,622
Tooling equipment	1,745,397	(661,693)	1,083,704
Leasehold improvement	3,624,423	(1,462,172)	2,162,251
	$30,534,984	$(17,052,045)	$13,482,939

	Cost	Accumulated Amortization	2016 Net Book value
Machinery and equipment	$22,269,420	$(13,501,194)	$8,768,226
Computer equipment	139,366	(128,099)	11,267
Computer software	419,753	(101,467)	318,286
Tooling equipment	2,794,589	(1,464,205)	1,330,384
Leasehold improvement	3,498,599	(1,284,096)	2,214,503
	$29,121,727	$(16,479,061)	$12,642,666

HORIZON PLASTICS INTERNATIONAL INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
August 31, 2017

6.	Income taxes

HPM has operating losses available to reduce taxable income in future years of approximately $1,260,000, which expire as follows:

Period Ending August 31,	2025	$119,700
	2026	1,140,300

The future income tax asset benefit resulting from these losses amounts to approximately $380,000. Since it cannot be established that the full extent of the losses will be utilized, a valuation allowance in respect of future income taxes has been provided.

Future income taxes consist of the following:

Future income tax assets	$2,525,799
Valuation allowance	380,000
Net future income tax asset	$2,145,799

7.	Bank operating line of credit

HPI has an available maximum operating bank line of credit of $10,000,000 and USD $721,770 (2016 ‑ $6,500,000), bearing interest at prime plus 0.5% per annum, secured by a General Security Agreement (GSA) representing first charge on all the assets and undertaking of HPI and a list of related companies, an assignment of fire insurance on the buildings and contents located at the Company's plant in Cobourg, Ontario and an assignment of life insurance on a Director in the amount of $5,000,000.

As at August 31, 2017, the Company had utilized $8,400,000 (2016 ‑ $3,000,000) of this line of credit. Effective interest rate at the year‑end was 3.45% (2016 ‑ 3.5%).

Bank line of credit is subject to certain financial covenants. As at year‑end, the Company was in compliance with these covenants.

HORIZON PLASTICS INTERNATIONAL INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
August 31, 2017

8.	Long term debt

		Maturity date	Interest rate	2017	2016
(a)	TD Bank	January 25, 2022	4.31%	$2,801,781	$—
(b)	TD Bank	May 3, 2022	4.14%	1,196,982	—
(c)	TD Bank	February 10, 2017	4.64%	—	348,545
(d)	TD Bank	June 18, 2017	4.54%	—	220,883
(e)	TD Bank	December 18, 2017	4.52%	82,946	275,849
				4,081,709	845,277
	Less current portion			(904,478)	(762,354)
	Due beyond one year			$3,177,231	$82,923

Loans payable are secured by General Security Agreements over the assets of HPI and 1541689 Ontario Inc. and assets of the parties controlled by a related person, subordination agreements from the Company and parties controlled by a related person, assignment of life insurance and unlimited guarantee of advances between the Company and parties controlled by a related person.

Estimated principal repayments are as follows:

Year ending August 31, 2018	$904,478
2019	857,195
2020	894,227
2021	933,315
2022	492,534
$4,081,749

HORIZON PLASTICS INTERNATIONAL INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
August 31, 2017

9.	Capital stock

Authorized
Horizon Plastics International Inc.
Unlimited    Voting Class A Common Shares
Unlimited    Voting Class B Common Shares
Unlimited    Voting Class C Common Shares
Unlimited    Non‑voting Class A special Shares
Unlimited    Non‑voting Class B special Shares
1541689 Ontario Inc.
Unlimited    Common shares
Horizon Plastics De Mexico, SA de CV
Unlimited    Series F shares

			2017	2016
Issued
Horizon Plastics International Inc.
	104	Voting Class A Common Shares	34	34
1541689 Ontario Inc.
	100	Common shares	100	100
Horizon Plastics De Mexico, SA de CV
	1,000	Series F shares	78	78
			212	212

10.	Research and development costs

Research and development costs of $900,000 (2016 ‑ $1,047,000) have been charged against income as incurred in the year, as materials or wages.

HORIZON PLASTICS INTERNATIONAL INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
August 31, 2017

11.	Commitments and contingencies

(a)	Lease Commitments

As at year end, the Company has long‑term leases with respect to it's premises and equipment. The HPI premises lease expires June 2019, but contains five‑year renewal options ending June 2034 and provide for payment of property taxes and maintenance costs.

Future annual minimum lease payments for the following two years under premises leases for HPI as at August 31, 2017 are as follows:

2018	$843,000
2019	702,000

The HPM premises lease expires October 2021, but contains a five‑year renewal option ending October 2026. Future annual minimum lease payments for the following five years under premises lease for HPM as at August 31, 2017 are as follows (in USD):

2018	$324,900
2019	324,900
2020	324,900
2021	324,900
2022	54,100

(a)	Guarantees

HPI has provided Guarantee of Advances (Unlimited Corporate) in support of certain related companies. The total outstanding for the related companies amount to USD $480,000 (2016 ‑ USD $360,000).

(b)	Litigations and claims

In the ordinary course of business activities, the Company may be liable for claims from, among others, current and former employees. Some of these are referred to the Company's insurer, where the outcome is determinable. Management believes that it has recorded adequate provision for such loss.

In certain instances, it is not possible to accurately estimate the extent of the potential uncovered costs and losses, if any, and in these cases, management does not record a provision for loss. Management believes that the facts of these cases are such that the ultimate resolution will not have a material adverse effect on the financial position of the Company.

HORIZON PLASTICS INTERNATIONAL INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
August 31, 2017

12.	Financial instruments

Transactions in financial instruments may result in an entity assuming or transferring to another party one or more of the financial risks described below. The required disclosures provide information that assists users of financial statements in assessing the extent of risk related to financial instruments.

The financial instruments of the Company and the nature of the risks to which it may be subject are as follows:

	Risks		Market risk
Financial instrument	Credit	Liquidity	Currency	Interest rate	Other price
Cash			X
Accounts receivable	X		X
Derivative contracts			X
Accounts payable		X	X
Due to/from related parties	X		X
Bank indebtedness		X		X
Long‑term debt		X	X

Credit risk

The Company does have credit risk in accounts receivable of $9,411,914 (2016 ‑ $6,347,595). Credit risk is the risk that one party to a transaction will fail to discharge an obligation and cause the other party to incur a financial loss. The Company reduces its exposure to credit risk by performing credit evaluations on a regular basis; granting credit upon a review of the credit history of the applicant and creating an allowance for bad debts when applicable. The Company maintains strict credit policies and limits in respect to counterparties.

Concentration risk

The Company does have concentration risk. Concentration risk is the risk that a customer has more than ten percent of the total accounts receivable balance and thus there is a higher risk to the business in the event of a default by one of these customers. Concentrations of credit risk relates to groups of counterparties that have similar economic or industry characteristics that cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. At year‑end, receivables from three customers comprised approximately 32% (2016 ‑ 52%) of the total outstanding receivables. Also, the Company generated 67% (2016 ‑ 61%) of its revenues from three customers. The Company reduces this risk by regularly assessing the credit risk associated with these accounts and closely monitoring any overdue balances.

Liquidity risk

The Company does have a liquidity risk in the current liabilities of $15,385,452 (2016 ‑ $10,961,369). Liquidity risk is the risk that the company cannot repay its obligations when they become due to its creditors. The Company reduces its exposure to liquidity risk by ensuring that it documents when authorized payments become due; maintains an adequate line of credit to repay trade creditors and repays long term debt interest and principal as they become due.

HORIZON PLASTICS INTERNATIONAL INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
August 31, 2017

12.    Financial instruments (continued)

Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk: currency risk, interest rate risk and other price risk. These are described more fully in the appropriate sections below.

Interest rate risk

The Company is exposed to interest rate risk due to the variable rate interest on its bank operating line of credit. Changes in the borrowing rates may cause fluctuations in cash flows and interest expense.

Currency risk

The Company is exposed to foreign exchange risk in United States dollars. Foreign exchange risk is the risk that the exchange rate that was in effect on the date that an obligation in a foreign currency was made to the Company by a customer, or that an obligation in a foreign currency was made by the Company to a supplier, is different at the time of settlement than it was at time that the obligation was determined. The Company reduces its exposure to foreign exchange risk by carefully monitoring exchange rates on obligations that are made to the Company and entering into derivative contracts when there is a significant risk of exchange rate movement. The Company maintains adequate foreign currency balances in its bank provided by its customers that discharged their obligations to the Company in the related currency and forward foreign exchange positions, to discharge its related foreign currency obligations.

At year end, the Company had the following amounts denominated in foreign currencies:

Cash	$2,156,000 USD
Accounts receivable	$5,975,000 USD
Accounts payable and accrued charges	$1,694,000 USD
Long-term debt	$3,190,000 USD

Price risk

The Company is exposed to price risk. Price risk is the risk that the commodity prices that the Company charges are significantly influenced by its competitors and the commodity prices that the Company must charge to meet its competitors may not be sufficient to meet its expenses. The Company reduces its exposure to price risk by ensuring that it obtains information regarding the commodity prices that are set by the competitors in the region to ensure that its prices are appropriate. In addition, management closely monitors expenses and matches capital outlays to its revenue stream.

HORIZON PLASTICS INTERNATIONAL INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
August 31, 2017

12.    Financial instruments (continued)

Fair value

The fair value of current financial assets and current financial liabilities approximates their carrying value due to their short‑term maturity dates. The fair value of related party long‑term financial liabilities are not determinable since their maturity dates are not known. The fair value of the long‑term debt approximates its carrying value due to the underlying market interest rate.

13.	Accounting adjustment

Change in accounting policy

Effective fiscal 2017, 1541689 Ontario Inc. changed its accounting policy from the taxes payable method to the asset and liability method of accounting for future income taxes to be consistent with the HPI. The change in the accounting policy was effected on a retroactive basis resulting in, the increase of non‑current future tax asset amounting to $1,042,400 as at August 31, 2016, future income tax recovery of $125,000 for the year then ended and a decrease in the beginning retained earnings as at September 1, 2015 of $1,167,400.

Error correction

a) Derivative contracts

Prior to fiscal 2017, the Company had not fair valued the outstanding foreign exchange option contracts that do not meet the criteria for hedge accounting. The error correction resulted in the increase in derivative contracts liability under current liabilities amounting to $937,359, increase in non‑current future income tax asset amounting to $234,340 as at August 31, 2016, derivative contracts gain of $588,397 and future income tax loss of $147,074 for the year then ended and a decrease in beginning retained earnings of $1,144,242 as at September 1, 2015.

b) Intercompany balances

Certain foreign currency intercompany balances were not revalued correctly as at August 31, 2016. As a result of the error correction, due from related parties‑non current decreased by $168,816 as at August 31, 2016 and foreign exchange gains for the year then ended decreased by $168,816.

14.	Subsequent event

On January 16, 2018, the Company entered into an agreement to sell certain operating net assets for cash in the amount of USD $63,000,000. The net assets sold include accounts receivable, derivative contracts, inventories, certain prepaid expenses and sundry, property, plant and equipment, intellectual properties, net of certain accounts payable and accrued charges.

HORIZON PLASTICS INTERNATIONAL INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
August 31, 2017

15.	Reconciliation due to accounting standards

For the years ended August 31, 2017 and 2016, there were no material variations noted in accounting principles, practices and methods used in preparing the financial statements between Canadian ASPE and accounting principles generally accepted in the United States of America ("US GAAP"). As such, there would be no material differences between the balance sheet and statements of earnings, retained earnings and cash flows presented in these financial statements and those prepared under US GAAP. Therefore, a reconciliation between Canadian ASPE and US GAAP has not been prepared.

HORIZON PLASTICS INTERNATIONAL INC.
SCHEDULE OF COST OF SALES
(Expressed in Canadian Dollars)

Year ended August 31	2017	2016
		(Restated, See Note 13)
Cost of sales
Finished goods inventories, beginning of year	2,563,290	2,170,735
Raw materials
Inventories, beginning of year	3,313,247	2,727,349
Purchases	36,452,944	30,291,579
Less inventories, end of year	(3,443,774)	(3,313,247)
	38,885,707	31,876,416
Direct labour	10,757,566	9,628,480
Overhead
Utilities	2,852,233	2,548,606
Supplies	2,421,959	854,630
Mould costs	2,269,344	376,495
Repairs and maintenance	1,645,566	1,545,230
Rent	1,377,724	796,983
Foreign exchange	532,560	96,826
Insurance	239,146	264,731
Municipal taxes	204,814	204,607
Equipment rental	118,771	—
Amortization	1,463,754	1,081,173
	13,125,871	7,769,281
	65,332,434	51,444,912
Finished goods inventories, end of year	(3,121,996)	(2,563,290)
	62,210,438	48,881,622

HORIZON PLASTICS INTERNATIONAL INC.
SCHEDULE OF EXPENSES
(Expressed in Canadian Dollars)

Year ended August 31	2017	2016
		(Restated, See Note 13)
Administration expenses
Office salaries	5,774,254	3,896,073
Sundry	470,659	19,777
Employee benefits	435,544	215,617
Consulting	362,404	81,983
Bank charges and interest	224,561	157,261
Professional fees	336,394	164,855
Office and general	186,224	60,292
Telephone	138,359	86,623
Subscription, dues and training	80,954	107,183
Meals and entertainment	40,961	27,992
	8,050,314	4,817,656

Selling expenses
Travel	280,263	248,248
Commissions	181,887	360,998
Advertising and promotion	106,975	133,106
	569,125	742,352